EXHIBIT 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-QSB of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”) for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”),  I, Steven E. Hebert, Vice President - Finance and Chief Financial Officer of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)           The  Report  of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2005	/s/ Steven E. Hebert
Steven E. Hebert
Vice President-Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Pressure BioSciences, Inc. and will be retained by Pressure BioSciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.